Exhibit 4.1

NUMBER U-__________		UNITS
SEE REVERSE FOR CERTAIN DEFINITIONS	QUINPARIO ACQUISITION CORP. 2

CUSIP

UNITS CONSISTING OF ONE SHARE OF COMMON STOCK AND

ONE WARRANT

THIS CERTIFIES THAT ________________________________________________________________________

is the owner of

________________________________________________________________________ Units.

Each Unit (“Unit”) consists of one (1) share of common stock, par value $.0001 per share (“Common Stock”), of Quinpario Acquisition Corp. 2, a Delaware corporation (the “Company”), and one (1) warrant (the “Warrants”). Each Warrant entitles the holder to purchase one half (1/2) of one share of Common Stock for $5.75 per half share (subject to adjustment) and may only be exercised for a whole number of shares of Common Stock. Each Warrant will become exercisable commencing on the later of (a) __________ __, 2015 [one year from the date of the final prospectus] and (b) thirty (30) days after the Company’s completion of an initial merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities (a “Business Combination”), and will expire unless exercised before 5:00 p.m., New York City Time, five years after the completion by Company of an initial Business Combination (the “Expiration Date”). The Common Stock and Warrant(s) comprising the Unit(s) represented by this certificate are not transferable separately until ________ [the 52nd day after the date of the final prospectus], except that in no event will the Common Stock and Warrants be separately tradeable until the Company has filed an audited balance sheet reflecting the Company’s receipt of the gross proceeds of its initial public offering and issued a press release announcing when such separate trading shall commence. The terms of the Warrants are governed by a Warrant Agreement, dated as of _______, 2014, between the Company and Continental Stock Transfer & Trust Company, as Warrant Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Warrant Agreement are on file at the office of the Warrant Agent at 17 Battery Place, New York, New York 10004, and are available to any Warrant holder on written request and without cost.

This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

By
	Chairman	Secretary

Quinpario Acquisition Corp. 2

The Company will furnish without charge to each shareholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM –	as tenants in common	UNIF GIFT MIN ACT -	_____ Custodian ______
TEN ENT –	as tenants by the entireties		(Cust) (Minor)
JT TEN –	as joint tenants with right of survivorship		under Uniform Gifts to Minors
	and not as tenants in common		Act ______________
(State)

Additional Abbreviations may also be used though not in the above list.

For value received, ___________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

___________________________________________________________________________________________Units

represented by the within Certificate, and do hereby irrevocably constitute and appoint

________________________________________________________________________________________Attorney

to transfer the said Units on the books of the within named Company will full power of substitution in the premises.

Dated

Notice:	The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION

(BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH

MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM,

PURSUANT TO S.E.C. RULE 17Ad-15).

The holder of this certificate shall be entitled to receive funds from the trust fund only in the event of the Company’s liquidation upon failure to consummate a business combination or if the holder seeks to convert his respective shares of Common Stock underlying the unit upon consummation of such business combination. In no other circumstances shall the holder have any right or interest of any kind in or to the trust fund.